Exhibit 10.2
THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY COMPARABLE STATE SECURITIES LAW. EXCEPT AS EXPRESSLY PROVIDED HEREIN, NEITHER THIS NOTE NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE MAKER HAS RECEIVED EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE MAKER.
THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. A HOLDER OF THIS NOTE MAY CONTACT THE MAKER AT 8226 PHILIPS HIGHWAY, SUITE 102, JACKSONVILLE, FL 32256 TO OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND THE YIELD TO MATURITY, ALL AS DETERMINED UNDER THE PROVISIONS OF THE TREASURY REGULATIONS UNDER SECTIONS 1271 THROUGH 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.
UNSECURED PROMISSORY NOTE
June 13, 2025    $100,000,000.00
Redwire Finance Holdings, LLC, a Delaware limited liability company (the “Maker”), for value received, hereby promises to pay to Edge Autonomy Ultimate Holdings, LP, a Delaware limited partnership (the “Holder”), or its registered assigns, the aggregate principal amount of One Hundred Million and 00/100 Dollars ($100,000,000.00) (the “Original Principal Amount”), together with interest thereon calculated from the date hereof (the “Effective Date”) in accordance with the provisions of this unsecured promissory note (this “Note”). This Note is being issued pursuant to Section 2.03(l) of that certain Agreement and Plan of Merger, dated as of January 20, 2025, by and among Redwire Corporation, a Delaware corporation and an affiliate of the Maker, the Holder, and certain other parties thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.
1.Payment of Principal and Interest.
(a)Interest; Minimum Return. Subject to Section 3(b), interest shall accrue from the Effective Date at a rate equal to (x)(i) from the Effective Date through July 15, 2025 (such time period, “Period 1”), and (ii) from July 16, 2025 through December 31, 2025 (such time period, “Period 2”), in each case, fifteen percent (15.00%) and (y) from and after January 1, 2026 (such time period, the “Full Return Period”), eighteen percent (18.00%), in the case of each of the foregoing clauses (x) and (y), per annum (based on a 365 day year) on the unpaid principal amount of this Note from time to time outstanding (including all capitalized PIK Interest (as defined below)) and shall be payable in arrears (i) quarterly on the last day of each calendar quarter (commencing September 30, 2025) (each, an “Interest Payment Date”) and (ii) on the Maturity Date (as hereinafter defined); provided that, on each Interest Payment Date, at the written option of the Maker (which shall be deemed exercised and provided to the extent any interest is not paid in cash on the applicable Interest Payment Date), any interest accrued on this Note from and after the later of the Effective Date and the last Interest Payment Date on which interest shall have been paid shall be capitalized and paid-in-kind by increasing the outstanding principal amount of this Note (“PIK Interest”) in lieu of being paid in cash; provided, however, that any accrued interest not previously paid or capitalized shall be paid in full in cash at such time as all remaining unpaid principal on this Note is paid on the Maturity Date or otherwise in accordance with this Note. Any repayment or prepayment of this Note in whole or in part shall be accompanied with a payment of the

Minimum Return (as defined below), determined as of the date of such repayment or prepayment, which Minimum Return, if any, shall be due and payable as though said Obligations were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. For the avoidance of doubt, the Minimum Return (x) shall be presumed to be the liquidated damages sustained by the Holder as the result of the early repayment or prepayment of the Obligations and the Maker agrees that it is reasonable under the circumstances and (y) shall be due and payable on the earliest of (i) the Maturity Date, (ii) the date this Note is accelerated pursuant to Section 3(b), and (iii) the date on which the Note is paid in full, in cash. The parties hereto acknowledge that the obligation of the Maker to pay the Minimum Return shall survive acceleration of the Note and/or the occurrence of any bankruptcy, insolvency or similar proceeding, and shall automatically accrue to the Original Principal Amount and shall constitute part of the Obligations for all purposes herein. If the Note is accelerated for any reason pursuant to the terms herein, the Minimum Return shall be calculated as if the date of acceleration of the Note was the date of prepayment of the Note.
(b)The Maker EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE MINIMUM RETURN IN CONNECTION WITH ANY ACCELERATION OF THE OBLIGATIONS. The Maker expressly acknowledges and agrees that (i) the Minimum Return is reasonable and is the product of an arm’s-length transaction between sophisticated business people, ably represented by counsel, (ii) the Minimum Return shall be payable notwithstanding then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between the Holder and the Maker giving specific consideration in this transaction for such agreement to pay the Minimum Return, (iv) the Minimum Return represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Holder and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Holder or profits lost by the Holder as a result of any prepayment of the Obligations, (v) the obligation of the Maker to pay amounts necessary to achieve the Minimum Return is incurred on the date hereof and an obligation of the Maker as of the date hereof, (vi) the Maker’s agreement to pay the Minimum Return is a material inducement to the Holder, and (vii) the Maker shall be estopped hereafter from claiming differently than as agreed to herein with respect to the Minimum Return and the Maker acknowledges and agrees that the Minimum Return is not intended to act as a penalty or to punish the Maker for any action. For the purposes hereof:
“Minimum Return” means the amount required (if any) to be paid by the Maker to the Holder in order for the Holder to receive a return of (x) to the extent the Note is repaid in whole or in part during Period 1, 1.20 times the Original Principal Amount (or portion thereof) being repaid, (y) to the extent the Note is repaid in whole or in part during Period 2, 1.35 times the Original Principal Amount (or portion thereof) being repaid and (z) to the extent the Note is repaid in whole or in part during the Full Return Period, 1.50 times the Original Principal Amount (or portion thereof) being repaid, less, in the case of each of the foregoing clauses (x), (y) and (z), aggregate cash payments of principal, interest (including PIK Interest) and the Upfront Fee previously or then being paid in cash to the Holder.
(c)Scheduled Maturity. Subject to Section 1(d), the Maker shall pay the entire unpaid principal amount of this Note, together with all accrued but unpaid interest thereon (including any PIK Interest) and all accrued but unpaid fees or premiums (including the Upfront Fee and the Minimum Return, if any), on the date that is the earliest of (i) such time that a majority of the outstanding shares of Common Stock (determined on a fully diluted and as converted basis), or all or substantially all of the assets of, Parent are beneficially owned (as such term is defined for purposes of the Exchange Act) by a Person or group (as such term is defined for purposes of the Exchange Act) that is not an Affiliate of the Holder, the Maker or any of their respective Affiliates; provided, that no voluntary transfer, sale, assignment or conveyance by or to Holder or any of its Affiliates of any Common Stock or assets of Parent shall cause the acceleration of this Note; (ii) the date that is ninety-one days following the Senior Facility Maturity Date (as defined below); and (iii) the date this Note is accelerated pursuant to Section 3(b) (such date, the “Maturity Date”); provided that if any payment on this Note becomes due on a day other than a Business Day, then such payment shall be made on the next Business Day. The Holder shall deliver such amendments to this Note as is reasonably requested to evidence the Maturity Date

(including any extension thereof on account of any refinancing or replacement of the Existing Redwire Credit Agreement and Existing Echelon Credit Agreement (each as defined below)). For the purposes hereof:
(d)“Senior Facility Maturity Date” shall mean the latest stated maturity date in any of (x) the Existing Redwire Credit Agreement or (y) the Existing Echelon Credit Agreement (even if new borrowers or guarantors are added). “Existing Redwire Credit Agreement” means that certain Credit Agreement, dated as of October 28, 2020, by and among Redwire Intermediate Holdings, LLC, Redwire Holdings, LLC, the other loan parties party thereto, the financial institutions from time to time party thereto as lenders, and Adams Street Credit Advisors, LP (as amended, restated, supplemented, refinanced, or otherwise modified from time to time (in accordance with the terms hereof)). “Existing Echelon Credit Agreement” means that certain Credit Agreement, dated as of the date hereof, by and among Redwire Intermediate Edge Holdings, LLC, Edge Autonomy Intermediate II Holdings, LLC, the other loan parties party thereto, the financial institutions from time to time party thereto as lenders, and J.P. Morgan Chase Bank, as administrative agent (as amended, restated, supplemented, refinanced, or otherwise modified from time to time (in accordance with the terms hereof)).
(e)Optional Prepayment. The Maker may, at any time after the Effective Date and from time to time thereafter, without premium or penalty (other than the Minimum Return, if any), prepay all or any portion of the unpaid principal amount of this Note together with any unpaid interest (including any PIK Interest) which has accrued on the portion of the principal so prepaid; provided that, (i) any such prepayment shall be in a minimum principal amount of $1,000,000, (ii) the Maker shall provide at least five (5) Business Days’ prior written notice (or any shorter period of notice acceptable to the Holder) to the Holder of such voluntary payment and (iii) the forgoing shall not prohibit payment on or after the Maturity Date.
(f)Application of Payments. Payments under this Note shall be applied (i) first, to the payment of accrued and unpaid interest (including any PIK Interest accrued and not capitalized) hereunder until all such interest is paid and (ii) second, to the Minimum Return, if any, and (iii) third, to the repayment of the unpaid principal amount of this Note. Any principal under this Note that is prepaid or repaid, in whole or in part, may not be reborrowed or reissued.
2.Upfront Fee. As consideration for the extension of credit provided under this Note, the Maker hereby agrees to pay (or cause to be paid) to the Holder, an upfront fee (the “Upfront Fee”) in an amount equal to three percent (3.00%) of the Original Principal Amount of this Note on the Effective Date (without reference to capitalization of the Upfront Fee). The Upfront Fee shall be (i) paid-in-kind and added to the Original Principal Amount on the Effective Date and (ii) fully earned on the Effective Date and due and payable in full in cash on the Maturity Date or, if earlier, the date of repayment in full in cash of the Obligations.
3.Events of Default; Remedies.
(a)Events of Default. The occurrence and continuance of any of the following events shall constitute an “Event of Default” under this Note:
(i)the Maker shall fail to make any payment of (A) unpaid principal, unpaid Upfront Fee or the Minimum Return (if any) when and as the same shall become due and payable, including pursuant to Section 11, or (B) unpaid interest under this Note within five (5) Business Days after the same shall become due and payable;
(ii)(x) Parent or any of its controlled Affiliates shall default in any of its payment or performance obligations under the Merger Agreement or any Ancillary Agreement to the extent such obligation is in excess of $1,000,000 and such obligation is not subject to good faith dispute and (y) if curable, is not cured within 10 Business Days of written notice thereof by Holder to Maker; or

(iii)the institution by or against Parent or any of its controlled Affiliates of proceedings to be adjudicated as bankrupt or insolvent, or the consent by such Person to institution of bankruptcy or insolvency proceedings against such Person or the filing by such Person of a petition or answer or consent seeking reorganization or release under the Federal Bankruptcy Code, or any other applicable federal or state law, or the consent by such Person to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee or other similar official, of such Person, or of any substantial part of the property of such Person, or the making by or against such Person or its parent of an assignment for the benefit of creditors, or the admission by such Person or its parent in writing of such Person’s inability to pay its debts generally as they become due or the taking of corporate action by such Person or its parent in furtherance of any such action and, if applicable, either (A) such Person or its parent by any act indicates its approval thereof, consent thereto or acquiescence therein or (B) such petition, application or proceeding is not dismissed within sixty (60) days.
(b)Remedies. If an Event of Default has occurred and is continuing:
(i)the interest rate on this Note shall, to the extent permitted by law, shall automatically (and without the need for any action by the Holder) be increased to a rate equal to five percent (5.00%) per annum plus the rate otherwise payable hereunder;
(ii)subject to Section 18, the Holder may declare all or any portion of the unpaid obligations of the Maker with respect to the repayment of principal, interest, premium or fees under this Note (collectively, including any Minimum Return, fees (including the Upfront Fee) and expenses that accrue after the commencement by or against the Maker of any proceeding under the Bankruptcy Code of the United States or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws, naming the Maker as the debtor in such proceeding, regardless of whether such interest, premium, fees and expenses are allowed claims in such proceeding, the “Obligations”) to be immediately due and payable; provided that if an Event of Default specified in Section 3(a)(iii) occurs, the entire unpaid Obligations shall forthwith become and be immediately due and payable without any notice, presentment, demand, protect, notice, declaration or other act on the part of the Holder notwithstanding any cure or grace period provided therein.
4.Tax Treatment. The parties hereto intend that this Note shall be treated as indebtedness for U.S. federal income tax purposes, and no party shall take a contrary position on any tax return, in any discussion with a taxing authority, or otherwise with respect to tax, except to the extent otherwise required by a final “determination” within the meaning of Section 1313(a) of the U.S. Internal Revenue Code of 1986, as amended.
5.Withholding. Any and all payments made by or on behalf of the Maker pursuant to this Note shall be made without deduction or withholding with respect to Taxes, except as required by applicable Law. If any payment made by or on behalf of the Maker pursuant to this Note is subject to deduction or withholding, the Maker shall be entitled to make such deduction or withholding and shall timely pay the full amount so deducted or withheld to the relevant governmental authority in accordance with applicable Law. The Holder shall deliver on or prior to the date hereof (or the date it becomes the Holder under this Note, including, for the avoidance of doubt, by means of an assignment), an Internal Revenue Service Form W-9 (or successor form) certifying that it is not subject to backup withholding.
6.Waiver of Presentment and Notice. The Maker hereby irrevocably waives presentment for payment, protest, demand, notice of protest, notice of nonpayment and diligence with respect to this Note, and waives and renounces all rights to the benefits of any statute of limitations or any moratorium, appraisement, exemption, or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including, but not limited to, exemptions provided by or allowed under applicable bankruptcy laws, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the Obligations and any and all extensions, renewals, and modifications hereof.
7.Place of Payment; Notices. Payments of principal and interest are to be made by the Maker in the lawful money of the United States of America in immediately available funds. Payments of principal and interest shall be delivered on behalf of the Holder to the address of the Holder set forth in the Maker’s records or at such other address as is specified by prior written notice by the Holder to the Maker.
8.Amendment and Waiver. Except as otherwise provided in Section 18, the provisions of this Note may be modified, amended, or waived, and the Maker may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only by written agreement of Parent, the Maker and the Holder.
9.Assignment and Transfer. The rights and obligations of the Maker and the Holder shall be binding upon and benefit the successors and permitted assigns and transferees of the Maker and the Holder; provided that, without the Maker’s prior written consent, the Holder shall not sell, exchange, assign or transfer this Note or any interest therein, other than to its Affiliates on not less than five (5) Business Days’ advance written notice to Maker; provided, further, that in no event shall the Maker sell, exchange, assign, pledge, hypothecate, transfer or otherwise dispose this Note or any interest therein without the prior written consent of the Holder.
10.Covenant. Until the payment in full in cash of the Obligations, the Maker agrees that, unless the Holder shall otherwise expressly consent in writing (including via electronic mail), the Maker shall not: (i) incur any indebtedness for borrowed money other than any guarantees of such indebtedness to the extent that any subsidiary of the Maker is a primary obligor, (ii) own, directly or indirectly, less than 100% of the equity interests of (A) Redwire Intermediate Holdings, LLC, a Delaware limited liability company, and (B) Redwire Intermediate Edge Holdings, LLC, a Delaware limited liability company, and (iii) consummate any amendment, modification, refinancing or other change to or waiver of any of the rights under the Existing Redwire Credit Agreement or the Existing Echelon Credit Agreement if such amendment, modification, refinancing or other change or waiver (A) extends the stated maturity date of the indebtedness incurred pursuant to the Existing Redwire Credit Agreement or the Existing Echelon Credit Agreement by five (5) years or more from the date of such amendment, modification, refinancing or other change or waiver, (B) shall result in the Maker’s subsidiaries on a consolidated basis having a Consolidated Total Leverage Ratio (as defined in accordance with the Existing Echelon Credit Agreement as in effect on the date hereof) of greater than 6.50 to 1.00 as of the date of any such amendment, modification, refinancing or other change or waiver or (C) would be materially adverse to the Holder (in its capacity as such) (it being agreed that any such amendment, modification, refinancing or other change or waiver that imposes restrictions on (x) the ability of the Maker to perform its obligations hereunder or the Merger Agreement, in each case, solely with respect to any Equity Financing contemplated hereby or thereby, or (y) the use of proceeds of any Equity Financing to repay in whole or in part the Obligations, shall be materially adverse to the Holder). The Maker will use commercially reasonable efforts to deliver to the Holder fully-executed copies of any amendments, modifications, changes or waivers with respect to the Existing Redwire Credit Agreement and the Existing Echelon Credit Agreement (and the associated loan documents) following the effectiveness hereof.
11.Mandatory Prepayment. If Parent or any of its subsidiaries (a) receives Equity Financing Net Proceeds of an Equity Financing or (b) receives any Net Debt Proceeds from any refinancing or modification to the Existing Redwire Credit Agreement or the Existing Echelon Credit Agreement, subject to other required uses of Equity Financing Net Proceeds as set forth in a writing executed by Holder or an Affiliate thereof (including on or prior to the date hereof), Parent shall, within five (5) Business Days of receipt thereof, apply (or cause to be applied) 100% of such Equity Financing Net Proceeds or Net Debt Proceeds, as applicable, to the prepayment of the Obligations in cash. The Maker further agrees to cause any Equity Financing Net Proceeds and any Net Debt Proceeds to be paid to the Maker (and not Parent) for application in accordance with the terms hereof. For the purposes hereof:
“Debt Financing Expenses” means the aggregate amount of all out-of-pocket fees, costs and expenses incurred in connection with a refinancing, waiver, modification, or amendment of the Existing Redwire Credit Agreement or the Existing Echelon Credit Agreement, including underwriting or up-front fees, commissions and similar fees, and out-of-pocket offering expenses (including, legal, accounting, marketing and advisory fees) of Parent and its Subsidiaries related to any such refinancing, waiver, modification, or amendment.
“Equity Financing Expenses” means the aggregate amount of all fees, costs and expenses incurred in connection with the Equity Financing, including underwriting, initial purchaser or placement agent discounts, commissions and fees, and other out-of-pocket offering expenses (including, legal, accounting, marketing, financial printer and advisory fees) of Parent, Seller and the Company Group related to the Equity Financing.
“Equity Financing” means, from and after the date hereof an offering of Parent Shares registered, or exempt from registration, under the Securities Act.
“Equity Financing Gross Proceeds” means the amount equal to the gross proceeds paid by investors in the Equity Financing before any reduction for Equity Financing Expenses.
“Equity Financing Net Proceeds” means the amount equal to (A) the Equity Financing Gross Proceeds, less (B) the Equity Financing Expenses.
“Net Debt Proceeds” means the actual amount of cash proceeds received by Parent or any of its Subsidiaries from refinancing of the Existing Redwire Credit Agreement or the Existing Echelon Credit Agreement which may be distributed to the Maker in connection therewith following repayment of the Existing Redwire Credit Agreement and the Existing Echelon Credit Agreement and after taking into account payment of all Debt Financing Expenses.
12.Registration. The Holder shall maintain at its office a register for the recordation of the names and addresses of all payees and Makers and any party that is a assigned a portion of the Note (and related interest amounts) and amounts owing from the Maker to each payee (the “Register”). The requirements of this paragraph shall be construed so that the Note is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Internal Revenue Code of 1986, as amended, and any Treasury Regulations promulgated thereunder. Notwithstanding anything in this Note to the contrary, the entries in the Register shall be conclusive absent manifest error, and the Maker and payees shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a payee hereunder for all purposes of the Note. The Register shall be available for inspection by any payee, at any reasonable time and from time to time upon reasonable prior notice.
13.Replacement. Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, upon receipt of an indemnity reasonably satisfactory to the Maker or, in the case of any such mutilation, upon the surrender and cancellation of this Note, the Maker shall execute and deliver to the Holder, in lieu thereof, a new Note of like tenor and dated the date of such lost, stolen, destroyed or mutilated Note. Any Note in lieu of which any such new Note has been so executed and delivered by the Maker shall not be deemed to be an outstanding Note and shall be deemed cancelled.
14.Cancellation. Immediately after all principal and accrued interest at any time owed on this Note has been paid in full, this Note shall be automatically canceled, and the Holder shall immediately surrender this Note to the Maker for cancellation. Except in the case of a replacement note issued pursuant to Section 13, after cancellation of this Note, this Note shall not be reissued.
15.Governing Law; Jurisdiction and Venue; Service of Process.
(a)GOVERNING LAW. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, INTERPRETATION AND ENFORCEABILITY OF THIS NOTE AND THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF

NEW YORK, INCLUDING ITS STATUTES OF LIMITATIONS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS NOTE), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OR STATUTE OF LIMITATIONS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. ANY AND ALL ACTIONS AND CAUSES OF ACTION ARISING OUT OF OR RELATING TO THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT OR STATUTE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ITS STATUTES OF LIMITATIONS (EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS NOTE), WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OR STATUTE OF LIMITATIONS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.
(b)Jurisdiction and Venue. Each party, by its execution hereof: (i) hereby irrevocably attorns and submits to the exclusive jurisdiction of the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (an appellate courts thereof), for the purpose of any of the litigation referenced in the immediately preceding sub-paragraph occurring between or among the parties (or any of them); (ii) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such litigation, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such litigation brought in one of the abovenamed courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts, or that this Note or the subject matter hereof may not be enforced in or by such court; and (iii) hereby agrees not to commence any such litigation (including for a declaratory judgment or the like) other than before one of the above-named courts. Notwithstanding the previous sentence, a party may commence litigation in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the abovenamed courts. Each party further waives any claim, and will not assert, that venue should properly lie in any other location within the selected jurisdiction or otherwise.
(c)Service of Process. Each party hereby: (i) consents to service of process in any litigation in court between the parties arising out of or relating to this Note in any manner permitted by the Laws of the State of New York; (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail return receipt requested and with a simultaneous e-mail notification, at its physical and electronic addresses specified in the Merger Agreement (in which case, the address of Parent therein shall be the address of the Maker), will constitute good and valid service of process in any such litigation; and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such litigation any argument that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.
16.WAIVER OF JURY TRIAL. EACH OF THE MAKER AND THE HOLDER, BY ACCEPTING THIS NOTE, AGREES THAT IT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO JURY TRIAL OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER THIS NOTE OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS IN RESPECT OF THIS NOTE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT, RESPONDENT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS NOTE, OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS NOTE OR ANY OF THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE (INCLUDING, FOR THE AVOIDANCE OF DOUBT, ANY EQUITABLE RELIEF). THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING,

VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE THEIR RIGHTS TO TRIAL BY JURY IN ANY ACTION WHATSOEVER BETWEEN OR AMONG THEM ARISING OUT OF OR RELATING TO THIS NOTE, WHICH LITIGATION WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
17.Construction. The language used in this Note shall be deemed to be the language chosen by the parties hereto to express their mutual intent, no rule of strict construction shall be applied against any Person, and any controversy over interpretations of this Note will be decided without regard to events of drafting or preparation. The parties hereto hereby agree that time is of the essence with respect to the performance of each of the parties’ obligations under this Note. The headings of the sections and paragraphs of this Note have been inserted for convenience of reference only and shall in no way restrict, expand, or otherwise modify any of the terms or provisions hereof. Unless the context otherwise clearly indicates, each defined term used in this Note shall have a comparable meaning when used in its plural or in its singular form.
18.Costs and Attorneys’ Fees; Indemnification. The Maker agrees to pay promptly (and in any event within five (5) Business Days) following written demand therefor all reasonable and documented out-of-pocket costs and expenses of the Holder in connection with the collection of the Obligations or the enforcement of this Note during any workout, restructuring or negotiations in respect thereof (limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket costs for no more than one (1) firm of external counsel). In addition, the Maker agrees to pay, and to save and hold harmless the Holder from all liability for, any reasonable and documented out-of-pocket fees, costs or expenses incurred in connection with collection of the Obligations or the Holder’s enforcement of its rights under this Note, in each case, except to the extent a court of competent jurisdiction shall have determined in a final, non-appealable order or judgment that they resulted from the Holder’s bad faith, willful misconduct, gross negligence or material breach of its obligations under this Note or arising out of any dispute or transaction solely among or between the Holder and any assignee or transferee (or any former Holder or assignee thereof). This Section 18 shall not apply with respect to taxes other than any taxes that represent losses, claims, damages, etc. arising from any non-tax claim.
19.Usury Laws. It is the intention of the Maker and the Holder to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, at the option of the Maker either, within ten (10) Business Days of the Holder’s receipt of written notice from the Maker (which includes a reasonably detailed explanation), refunded by the Holder to the Maker or immediately credited against any remaining unpaid principal amount of this Note, or if this Note has been repaid, then such excess shall, within ten (10) Business Days of the Holder’s receipt of written notice from the Maker (which includes a reasonably detailed explanation), be refunded by the Holder to the Maker.
[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the Maker has executed and delivered this Note on the date first above written.
REDWIRE FINANCE HOLDINGS, LLC
By: /s/ Jonathan Baliff
Name: Jonathan Baliff
Title: Chief Financial Officer and Treasurer
Solely for purposes of Sections 3, 10 and 11 of this Note:
REDWIRE CORPORATION
By: /s/ Jonathan Baliff
Name: Jonathan Baliff
Title: Chief Financial Officer and Treasurer
[Signature Page to Unsecured Promissory Note]

Acknowledged and agreed as of the date first written above:
EDGE AUTONOMY ULTIMATE HOLDINGS, LP
By: /s/ Scott Kirk
Name: Scott Kirk
Title: Chief Financial Officer
[Signature Page to Unsecured Promissory Note]